As filed with the Securities and Exchange Commission on
June 28, 1996.
- -----------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                              __________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                              __________

                     HOUSECALL MEDICAL RESOURCES, INC.
          --------------------------------------------------
          (Exact Name of Issuer as Specified in its Charter)

          Delaware                           58-2114917
_______________________________         _____________________
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)          Identification Number)

 1000 Abernathy Road, Building 400, Ste. 1825, Atlanta, Georgia   30328
- -------------------------------------------------------------------------
       (Address of principal executive offices)              (Zip Code)

   Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan; Housecall Medical Resources, Inc. and its Subsidiaries [1994] Stock Option and Restricted Stock Purchase Plan;
    and Housecall Medical Resources, Inc. and its Subsidiaries Performance
                   Stock Option and Restricted Stock Purchase Plan
     ------------------------------------------------------------------------
                            Full Title of the Plans

                            Peter J. Bibb
               Vice President and Chief Financial Officer
                         HOUSECALL MEDICAL RESOURCES, INC.
              1000 Abernathy Road, Building 400, Ste. 1825,
                          Atlanta, Georgia  30328
                            (770) 379-9000
- -------------------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of
   Agent for Service)

- --------------------------------------------------------------------------------------------------
                                                        Proposed
Title of Securities          Amount to              Maximum Aggregate            Amount of
To Be Registered             Be Registered           Offering Price            Registration Fee
- -------------------          -------------          ------------------         ---------------

Common Stock, $0.01          1,717,702 shares        $10,557,289<F1>               $3,640.44
par value
- -----------------------------------------------------------------------------------------------------

<F1>  Determined in accordance with Rule 457(h)(1) and Rule 457(c) under the
      Securities Act of 1933, based on the exercise prices of outstanding and previously exercised options and purchase rights and based on $19.1875, the average of the high and low sale prices quoted on The Nasdaq Stock Market on June 24, 1996, with respect to shares issuable under the Plans that are not subject to outstanding options or rights.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement on Form S-8, and shall be deemed to be a part thereof from the later of the date of filing of such documents and the date of filing of this Registration Statement:

     (a) The Registrant's Prospectus dated April 3, 1996, filed pursuant to Rule 422(b) under the Securities Act of 1933;

     (b)  All other reports of the Registrant filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act since June 30, 1995, financial statements for which fiscal year are included in the Prospectus described in (a) above.

     (c) The description of Common Stock contained in the Company's Registration Statement filed on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such descriptions; and

     (d) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Attorneys of Kilpatrick & Cody who worked on this matter beneficially own 300 shares of Registrant Common Stock as of June 26, 1996.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides that no person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty and loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director drives an improper personal benefit. The Registrant's Certificate of Incorporation also provides for indemnification of each of the Registrant's directors and officers and in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, the Registrant is permitted or empowered to make such indemnification.

     Under Article V, Section 1 of the Registrant's Bylaws, the
Registrant may indemnify any director, officer, agent or employee of the Registrant to the fullest extent provided by law.

     Under Section 145 of the General Corporation Law of the
State of Delaware, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person serving in such capacity as the corporation's employee or agent at the corporation's request) against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in an amount reasonably to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorney's fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is not fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

     The Registrant's directors and officers are insured against losses arising from any claim against him as such for wrongful acts or omissions, subject to certain limitations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follow:


Exhibit Number           Description
- --------------           -----------

     4.1 Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan.

     4.2 Housecall Medical Resources, Inc. and its Subsidiaries 1994 Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1, Commission File No. 333-688)

     4.3 Housecall Medical Resources, Inc. and its Subsidiaries Performance Stock Option and Restricted Stock Plan

     5                   Opinion of Kilpatrick & Cody
                         as to the legality of the
                         securities being registered

    23                   Consent of Ernst & Young LLP

    25                   Power of Attorney (included on
                         signature page of Registration
                         Statement)

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to its plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
                              ----------


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 27, 1996.

                         HOUSECALL MEDICAL RESOURCES, INC.



                         By: /s/ George D. Shaunnessy
                            -----------------------------------------
                            George D. Shaunnessy, President and Chief
                               Executive Officer


                   POWER OF ATTORNEY AND SIGNATURES

     Know all men by these presents, that each person whose signature appears below constitutes and appoints George D. Shaunnessy and Peter J. Bibb, or either of them, as attorney-in-fact, either with power of substitution, for him in any and all capacities, to sign any amendments to this Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of June 27, 1996 by the following persons on behalf of the Registrant in the capacities indicated.

Signature                                 Capacity

 /s/ George D. Shaunnessy                 President, Chief Executive Officer,
- ----------------------------              and Director (Principal Executive
George D. Shaunnessy                      (Officer)

/s/ Peter J. Bibb                         Vice President, Chief Financial
- ----------------------------              Officer, and Secretary (Principal
Peter J. Bibb                             Financial and Accounting Officer)

                                          Chairman of the Board of Directors
- ----------------------------
James B. Hoover

 /s/ Howard R. Deutsch                    Director
- ----------------------------
Howard R. Deutsch

 /s/ James E. Dalton, Jr.                 Director
- ----------------------------
James E. Dalton


/s/ Andrew M. Paul                        Director
- ----------------------------
Andrew M. Paul

 /s/ R. Dale Ross                         Director
- ----------------------------
R. Dale Ross

                                    EXHIBIT INDEX



Exhibit Number              Description
- --------------              -----------

     4.1 Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan.

     4.3 Housecall Medical Resources, Inc. and its Subsidiaries Performance Stock Option and Restricted Stock Plan

     5                      Opinion of Kilpatrick & Cody
                            as to the legality of the
                            securities being registered

    23                      Consent of Ernst & Young LLP